Exhibit 99.1

FOR IMMEDIATE RELEASE

Whitestone REIT Completes Disposition of Non-Core Assets, Advancing the Transformation of Whitestone into a Pure-Play, Community Centered Retail REIT

Transaction Expected to be Net Income Per Share and FFO Per Share Neutral to Whitestone in 2017

Transaction Valued at $84.0 Million

Houston, Texas, December 8, 2016 – Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced that it has divested 14 non-core properties. The transaction advances the transformation of Whitestone into a pure-play, Community Centered Retail REIT with a differentiated Ecommerce-resistant business model operating in many of the fastest growing, largest U.S. markets.

Pillarstone Capital REIT (OTC: PRLE) (“Pillarstone”) is acquiring the 14 non-core properties for a total transaction value of approximately $84.0 million. Pillarstone is a company affiliated with certain members of Whitestone’s management team and Board of Trustees. Whitestone will receive operating partnership units (“OP Units”) of Pillarstone Capital REIT Operating Partnership, LP (“Pillarstone OP”) valued at approximately $18.1 million1 and Pillarstone OP will assume approximately $65.9 million of debt associated with the properties. After the transaction, Whitestone and Pillarstone will own 84% and 16%, respectively, of the OP Units in Pillarstone OP. Following the disposition of assets, it is expected that Whitestone will consolidate the Pillarstone OP on its financial statements due to its significant equity ownership.

Key Benefits of the Transaction

•	Advances Whitestone’s transformation into a pure-play owner and operator of Community Centered Properties™, focusing 100% on its Ecommerce-resistant business model.

•	Transaction is expected to be net income per share and Funds From Operations (“FFO”) per share neutral in 2017.

•	Disposition value reflects an implied cap rate of 8.4% on 2017 Projected Net Operating Income (“NOI”).

•	Increases Whitestone’s Q3-16 reported total property occupancy by 260 basis points to 89.9%, excluding the non-core assets acquired by Pillarstone.

•	Transaction is structured as a tax-efficient exchange, allowing deferral of capital gains.

•	Provides potential future upside for Whitestone shareholders through ownership of Pillarstone OP Units.

•	Whitestone to receive ongoing property and asset management fees from the divested assets.

James C. Mastandrea, Chairman of the Board of Trustees and Chief Executive Officer of Whitestone, said, “Our vision and steadfast determination over the past several years have created a highly differentiated Community Centered Retail REIT with an Ecommerce-resistant business model. As a result of the transaction, Whitestone now operates a more streamlined retail portfolio focused on premier properties in high-growth, highly affluent markets and shareholders will be able to participate in the upside of the divested assets. Over time, we expect our transformation to drive a meaningful multiple expansion better aligned with pure-play retail REITs.”

Mr. Mastandrea added, “We were early to recognize the Ecommerce revolution that has disrupted the entire retail industry. To complement the growth of Ecommerce and the paradigm shift of consumer buying trends, we have built an innovative business model that provides an ideal tenant mix of retail and local services to the communities we serve. We are well-positioned for continued success in the fastest growing cities in the business-friendly states of Texas and Arizona. Whitestone will continue as an innovation leader in the retail sector, while pursuing value-enhancing, high-return opportunities through development, redevelopment and acquisitions in the highest population growth markets in the U.S.”

1 Based on valuation of $1.331 per OP unit, which is a 24% discount to the closing price of Pillarstone common shares on the OTC markets website of $1.75 per share on December 7, 2016.

Additional Transaction Terms

•
Contribution Agreement: Whitestone transferred ownership of the 14 non-core properties in return for Pillarstone OP Units as part of a non-cash “tax-efficient exchange”. Pillarstone assumed existing property level debt of approximately $50.5 million plus an allocation of $15.4 million of Whitestone’s credit facility debt.

•
OP Unit Purchase Agreement: Under the terms of the transaction agreement, Whitestone agreed to purchase up to $3.0 million of OP Units during the two years following the transaction close at a price of $1.331 per unit.

•
Management Agreement: For two years following the close of the transaction, Whitestone will receive property and asset management fees in return for providing various services to the 14 non-core properties, including property management, leasing, brokerage and other services.

Special Committee Process
The transaction is the result of an active and extensive process involving Special Committees comprising disinterested independent trustees of the Boards of both companies. Whitestone’s Special Committee and its Board of Trustees unanimously approved the transaction.

Closing
The transaction was approved and closed on December 8, 2016.

Advisors
Morrison & Foerster LLP acted as legal counsel in connection with the transaction. JMP Securities served as financial advisor in connection with the transaction. Valuation Research Corporation provided a fairness opinion to the Special Committee in connection with the transaction.

About Whitestone REIT
Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust (“REIT”) that acquires, owns, manages, develops and redevelops high quality Ecommerce-resistant neighborhood, community and lifestyle retail centers. Whitestone’s 55 properties, covering approximately 4.4 million square feet are located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing US population centers with highly educated workforces, high household incomes and strong job growth. Since the IPO in August 2010, Whitestone’s strategy to target shifting consumer behavior and purchasing patterns by partnering with national, regional and local tenants to provide daily necessities, needed services and conveniences that are not readily available online has delivered compound annual growth rates of 38%, 23%, 25% and 32% in net income, revenue, NOI, and FFO Core, respectively. Visit www.whitestonereit.com for additional information.

About Pillarstone Capital REIT
Pillarstone Capital REIT is a public company, focused on creating shareholder value through acquiring, developing and redeveloping non-retail commercial real estate. The company was founded on March 15, 1994 and is headquartered in Houston, TX. Visit www.pillarstone-capital.com for additional information.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters, and include, without limitation, the Company’s beliefs and intentions regarding the impact and results of the disposition and transition to a pure-play retail REIT and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Whitestone REIT Contact:
Marek Ciszewski, J.D.
Director of Investor Relations
M: (713) 435-2219
mciszewski@whitestonereit.com

Whitestone Completes Disposition of 14 Non-Retail Assets to Pillarstone

WHITESTONE REIT

James C. Mastandrea
Chairman & CEO, Whitestone

WHITESTONE RECEIVES

2 years of management and leasing fees

~$84.0M in aggregate value comprising OP units and debt

WHITESTONE (WSR)

Transaction Benefits

- Sharpens focus on Ecommerce-resistant business model
- Expected to be net income per share and FFO per share neutral in 2017
- Disposition value reflection an implied cap rate of 8.4% on 2017 Projected NOI
- Increases Whitestone's Q3-16 reported total property occupancy by 260 basis points to 89.9%
- Structured as a tax-efficient exchange
- Provides potential future upside for Whitestone shareholders through Pillarstone OP Units
- Whitestone to receive management fees from the divested assets

PILLARSTONE (PRLE)

Entering the Real Estate Market with 14 High-Potential Assets

Transaction Benefits

- Pillarstone will pursue new value-enhancing real estate investment opportunities and develop and redevelop the acquired properties
- Retains Whitestone's management agreements and expertise for two years
- Expands Pillarstone's portfolio to 14 real estate properties or 1.5 million square feet, which are 80.8% leased
- Increases presence in fast-growing cities of Dallas and Houston

WHITESTONE TRANSFERS

2 years of management and leasing services

14 non-retail assets

ADDITIONAL DETAILS

The OP has assumed the existing loans of ~$50.5M for these properties plus an allocation of the debt of ~$15.4M from Whitestone's credit facility.

Whitestone has agreed to purchase up to $3.0M of OP Units during the two years following the sale for $1.331 per unit.

The Boards of Trustees of both companies unanimously approved the agreement.

"OP" is defined as Pillarstone Capital REIT Operating Partnership, LP

www.whitestonereit.com